CANADA SOUTHERN PETROLEUM LTD.
PROXY SOLICITED BY MANAGEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
October 25, 2006
      The undersigned holder of common shares (“Common Shares”) of Canada Southern Petroleum Ltd. (the “Corporation”) hereby appoints Marcel R. Coutu, Director and Chairman of the Board of the Corporation or failing him, Allen R. Hagerman, Director of the Corporation, or instead of either of them,                                   , as proxy with power of substitution, to attend, act and vote for and on behalf of the undersigned with respect to all of the Common Shares of the Corporation held by the undersigned, at the special meeting (the “Meeting”) of the shareholders of the Corporation to be held on Wednesday, October 25, 2006 at 10:00 a.m. (Calgary time/ Mountain Standard Time) in the Cardium Room at the Calgary Petroleum Club, 319 — 5th Avenue S.W., Calgary, Alberta, Canada and at any adjournments thereof and at every poll which may take place in consequence thereof with the same powers that the undersigned would have if the undersigned were present at the Meeting, or any adjournment thereof. This Instrument of Proxy is accompanied by a formal notice of the Meeting and a management information circular (the “Information Circular”), both dated September 25, 2006, providing more detailed information on the matters to be addressed at the Meeting. Without limiting the foregoing appointment of proxy, the said proxy is hereby instructed to vote at the Meeting as follows:
      FOR ☐ or AGAINST ☐ a special resolution (the text of which is set out in Appendix 1 to the Information Circular) authorizing and approving the amalgamation of the Corporation and 1265817 Alberta Ltd. (“Newco”), a subsidiary of 1212707 Alberta Ltd (“1212707”), which is a subsidiary of Canadian Oil Sands Limited “(COSL”), upon the terms and conditions set forth in the amalgamation agreement among the Corporation, COSL, 1212707, and Newco attached as Appendix 2 to the Information Circular.
      THE COMMON SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED ON THE ITEM ABOVE AS THE SHAREHOLDER MAY HAVE SPECIFIED BY MARKING AN “X” IN THE SPACE PROVIDED FOR THAT PURPOSE. IF NO CHOICE IS SPECIFIED, THE COMMON SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD VOTED “FOR” THE FOREGOING MATTER.
      SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON OR COMPANY TO REPRESENT THEM AT THE SPECIAL MEETING OTHER THAN THE PERSONS NAMED IN THIS INSTRUMENT OF PROXY. IF THE SHAREHOLDER DOES NOT WANT TO APPOINT EITHER OF THE INDIVIDUALS NAMED IN THIS INSTRUMENT OF PROXY, THEY SHOULD STRIKE OUT SUCH NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON THEY WISH TO ACT AS THEIR PROXYHOLDER, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION.
      THE SHAREHOLDER ALSO HEREBY CONFERS DISCRETIONARY AUTHORITY ON THE SHAREHOLDER’S PROXY TO VOTE THE SHAREHOLDER’S COMMON SHARES IN THE PROXY’S DISCRETION ON ANY AMENDMENTS OR VARIATIONS TO THE MATTER IDENTIFIED IN THE NOTICE OF SPECIAL MEETING AND ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
      This Instrument of Proxy will not be valid unless it is dated and signed by the shareholder or by the shareholder’s attorney duly authorized by the shareholder in writing, or, in the case of a corporation, is dated and executed under its corporate seal or by an officer or officers or attorney for the corporation duly authorized.
      This proxy, to be acted upon, must be deposited with the Corporation’s Registrar and Transfer Agent, Computershare Trust Company of Canada, at the following address: 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, no later than 10:00 a.m. (Calgary Time/ Mountain Standard Time) on October 23, 2006.
      THIS INSTRUMENT OF PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION.

      The undersigned hereby revokes any proxy previously given to attend and vote at the Meeting.

Dated:	, 2006

Signature of Shareholder

Name of Shareholder (Please Print)

Please sign exactly as name appears on the address label on the left. Joint owners should attach evidence of their authority and a corporation should affix its seal hereto. Shareholders who do not expect to attend the Meeting in person are requested to date and sign this Instrument of Proxy appointing a proxy and return it in the envelope provided for that
purpose.

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